Exhibit 99.2

June 2017 Hedging Program Update

Comprehensive Hedging Program Foreign Exchange Hedges ; Net Investment Hedges: Asset – Liability Matching ; Matches the value of assets with liabilities in the same currency (EUR or GBP), creating a “natural hedge” on the value of GNL assets against movement in foreign exchange rates vs. the USD ; Net Cash Flow Hedging ; Provides protection against unfavorable movements in Euro (“EUR”) and British Pound (“GBP”) vs. the U.S. Dollar (“USD”) associated with the Company’s projected future net cash flows Interest Rate Hedges ; Fixing Interest on Floating Rate Debt ; Cost effective tools that mitigate against adverse fluctuations in interest rates; effectively acting to convert variable rate debt into fixed rate debt resulting in reduced exposure to variability in cash flows related to interest payments GNL continues to employ a comprehensive hedging program, with a number of components designed to limit the impact of currency and interest rate movements to its European portfolio 2

Overview of U.K. 2017 Election 3 ; Seeking to increase the Conservative Party’s majority in Parliament in advance of the upcoming negotiations for Britain to leave the European Union, Prime Minister Theresa May, moved in April to call for a snap election. The next general election in the U.K. is scheduled to take place in May 2020 ; On April 19 th , British Parliament voted in favor of holding early elections on June 8, 2017 ; Despite early polls showing overwhelming support for the Conservative Party in the weeks leading up to the election, the polls tightened and May’s Conservative Party lost 13 seats in the House of Commons and failed to maintain a majority ; As a result, a hung British Parliament where one single party lacks a majority, has created further uncertainty in global financial markets regarding Britain’s strength heading into exit negotiations with the European Union ; In the first day following the election, the GBP fell to new multi - month lows against the USD and EUR, falling as low as $1.26 GBP - USD

U.K. Election Hedging Measures In accordance with its comprehensive hedging program, GNL’s management team executed on the following hedging measures prior to the U.K. general election on June 8 th , 2017 4 • GNL uses foreign exchange forward contracts and other instruments to fix the rate on net cash flow generated in GBP, or EUR to the USD • GNL added foreign exchange forwards prior to the Brexit vote in 2016 in order to minimize exchange rate risk on projected net cash flow through 2019 • The Company continued to layer on additional foreign exchange derivatives to protect cash flows from further currency movements • Ahead of last week’s election, GNL added an additional layer of foreign exchange forwards and foreign exchange options in anticipation of any potential negative foreign exchange rate movements in the GBP • ₤5 million FX forward contracts locked in the GBP rate at pre - vote levels • €10 million FX options on the EUR to USD setting an exchange rate floor • Approximately 91% of GNL’s projected 2017 net cash flows from U.K. properties are hedged to protect against fluctuations in exchange rates between the GBP and USD

# Well Diversified Portfolio

**GNL owns a portfolio of 312 assets diversified across 7 countries, 94 tenants and 40 industries**

## Global Portfolio Overview

| | |
|---|---|
| # of Properties | 312 |
| Total Square Feet (mm) | 22.2 |
| Number of Tenants | 94 |
| Number of Industries | 40 |
| Countries | 7 |
| Occupancy | 100% |
| Weighted Average Remaining Lease Term[3] | 9.5 years |
| % of SLR from Investment Grade or Implied Investment Grade Tenants[1][2] | 76.7% |
| % of SLR with contractual rent increases[2][4] | 90.3% |

## Key Themes

- ✓ **Largely investment-grade tenants**
- ✓ **Long duration leases**
- ✓ **Diversification by country, property type and tenant industry**
- ✓ **~50.6% of SLR derived from U.S. assets[2]**
- ✓ **38% of SLR derived from top 10 tenants[2]**

## Lease Expiration Schedule (% of SF Per Year)

Weighted Average Lease Term: 9.5[3] years



38%
26%
14%
11%
7%
2%
2%
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026-2039

## Geography [2]



United Kingdom 21.8%
Germany 8.2%
Luxembourg 2.0%
France 5.0%
The Netherlands 6.5%
Finland 5.9%
USA 50.6%

1. Investment Grade Rating includes both actual ratings of the tenant or Implied Investment Grade. Implied Investment Grade includes ratings of tenant parent (regardless of whether the parent has guaranteed the tenant's obligation under the lease) or lease guarantor. Implied Investment Grade ratings are determined using proprietary Moody's analytical tool, which compares the risk metrics of the non-rated company to those of a company with an actual rating. Ratings information is as of March 31, 2017.
2. Weighted by annualized straight-line rent ("SLR") converted from local currency into USD as of March 31, 2017 for the in-place lease on the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.
3. Weighted average remaining lease term in years based on square feet as of March 31, 2017.
4. Contractual rent increases include fixed percent or actual increases, or country CPI-indexed increases.

5

Conclusion 6 ; GNL is well positioned to protect its investments and cash flows in European countries by using an array of hedging instruments ; GNL’s management continues to monitor economic and political developments and further utilize hedging strategies to safeguard the portfolio against unfavorable movements in foreign exchange rates ; GNL’s portfolio is well - diversified in terms of geography and tenant base, with approximately 50.6% of its annualized SLR derived from GNL’s U.S. properties, as of March 31, 2017 ; European properties are 100% leased with long duration leases to mostly investment grade tenants, helping insulate GNL’s portfolio from short to medium term market volatility, and economic and political risks ; No near term lease expirations – first U.K. lease expires in August 2022

Forward Looking Statements ; Certain statements made in this presentation are “forward - looking statements” (as defined in Section 21 E of the Exchange Act), which reflect the expectations of GNL regarding future events . The forward - looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward - looking statements . Such forward - looking statements include, but are not limited to, the company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections, including regarding future dividends and market valuations, and other statements that are not historical facts . ; The following additional factors, among others, could cause actual results to differ from those set forth in the forward - looking statements : whether the benefits from the merger with ARC Global Trust II are achieved ; market volatility ; continuation or deterioration of current market conditions ; future regulatory or legislative actions that could adversely affect the company ; and the business plans of its tenants . Additional factors that may affect future results are contained in GNL’s filings with the SEC, including (i) the Annual Report on Form 10 - K for the year ended December 31 , 2016 filed on February 28 , 2017 , the Quarterly Report on Form 10 - Q for the quarter ended March 31 , 2017 , filed on May 8 , 2017 , and in future periodic reports filed by GNL under the Securities Exchange Act of 1934 , as amended, which are available at the SEC’s website at www . sec . gov . GNL disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise . 7

Risk Factors ; The following are some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward - looking statements . See the section entitled “Item 1 A . Risk Factors” in GNL’s Annual Report on Form 10 - K filed with the SEC on February 28 , 2017 and the section entitled “Item 1 A . Risk Factors” in GNL’s Quarterly Report on form 10 - Q filed with the SEC on May 8 , 2017 for a discussion of the risks which should be considered in connection with your investment . ; All of our executive officers are also officers, managers and/or holders of a direct or indirect controlling interest in the Advisor and other entities affiliated with AR Global Investments, LLC ("AR Global") . As a result, our executive officers, the Advisor and its affiliates face conflicts of interest, including significant conflicts created by the Advisor's compensation arrangements with us and other investment programs advised by AR Global affiliates and conflicts in allocating time among these investment programs and us . These conflicts could result in unanticipated actions . ; Because investment opportunities that are suitable for us may also be suitable for other AR Global - advised investment programs, the Advisor and its affiliates face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, which could reduce the investment return to our stockholders . ; The anticipated benefits from the merger with ARC Global Trust II may not be realized or may take longer to realize than expected . ; We may be unable to pay or maintain cash dividends or increase dividends over time . ; We are obligated to pay fees which may be substantial to the Advisor and its affiliates . ; We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic viability of our tenants . ; Increases in interest rates could increase the amount of our debt payments and limit our ability to pay dividends to our stockholders . ; We may be unable to raise additional debt or equity financing on attractive terms or at all . ; Adverse changes in exchange rates may reduce the value of our properties located outside of the United States ("U . S . ") . 8

Risk Factors (Continued) ; We may not generate cash flows sufficient to pay dividends to our stockholders, as such, we may be forced to borrow at unfavorable rates or depend on the Advisor to waive reimbursement of certain expense and fees to fund our operations . There is no assurance that the Advisor will waive reimbursement of expenses or fees . ; Any dividends in excess of cash flow may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of our common stock . ; We are subject to risks associated with our international investments, including risks associated with compliance with and changes in foreign laws, fluctuations in foreign currency exchange rates and inflation . ; We are subject to risks associated with any dislocations or liquidity disruptions that may exist or occur in the credit markets of the U . S . and Europe from time to time . ; We may fail to continue to qualify, as a real estate investment trust for U . S . federal income tax purposes ("REIT"), which would result in higher taxes, may adversely affect operations and would reduce the trading price of our common stock and our cash available for dividends . ; We may be deemed to be an investment company under the Investment Company Act of 1940 , as amended (the “Investment Company Act"), and thus subject to regulation under the Investment Company Act . ; We may be exposed to risks due to a lack of tenant diversity, investment types and geographic diversity . ; The revenue derived from, and the market value of, properties located in the United Kingdom and continental Europe may decline as a result of the U . K . 's discussions with respect to exiting the European Union (the “Brexit Process”) . ; Our ability to refinance or sell properties located in the United Kingdom and continental Europe may be impacted by the economic and political uncertainty caused by the Brexit Process . ; We may be exposed to changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in conditions of U . S . or international lending, capital and financing markets, including as a result of the Brexit Process . 9

Projections ; This presentation includes estimated projections of future operating results . These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections . This information is not fact and should not be relied upon as being necessarily indicative of future results ; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong . Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the company and other factors described in the “Risk Factors” section of GNL's Annual Report on Form 10 - K filed with the SEC on February 28 , 2017 , GNL's Quarterly Report on Form 10 - Q filed for the quarter ended March 31 , 2017 , filed on May 8 , 2017 , and in GNL's future filings with the SEC . The projections also reflect assumptions as to certain business decisions that are subject to change . As a result, actual results may differ materially from those contained in the estimates . Accordingly, there can be no assurance that the estimates will be realized . ; This presentation also contains estimates and information concerning our industry, including market position, market size, and growth rates of the markets in which we participate, that are based on industry publications and reports . This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates . We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports . The industry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Factors” section of GNL’s Annual Report on Form 10 - K filed with the SEC on February 28 , 2017 , the Quarterly Report on Form 10 - Q filed for the quarter ended March 31 , 2017 , filed on May 8 , 2017 , and in future filings with the SEC . These and other factors could cause results to differ materially from those expressed in these publications and reports . 10